Exhibit 10.22

MD BEAUTY, INC.

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 7, 2005 and entered into by and among STB BEAUTY, INC., a Delaware corporation (“Holdings”), MD BEAUTY, INC., a Delaware corporation (the “Company”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”), and BNP PARIBAS (“BNP Paribas”), as administrative agent for Lenders (in such capacity, “Administrative Agent”), and solely for purposes of Section 3 hereof, the Credit Support Parties (as defined in Section 3 hereof).  Reference is made to that certain Credit Agreement dated as of February 18, 2005, as amended by the First Amendment to Credit Agreement dated as of July 21, 2005, by and among Holdings, Company, the Lenders referenced therein and BNP Paribas, as Administrative Agent (the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) enable Company to incur additional Term Loans in an aggregate principal amount of up to $96,000,000, the proceeds of which will be used to make a dividend to the shareholders of Holdings, (ii) permit Company to incur additional Second Lien Term Loans in the aggregate principal amount of up to $91,500,000, the proceeds of which will be used to make a dividend to the shareholders of Holdings, (iii) postpone the date on which Company has to comply with hedging requirements under subsection 6.10 of the Credit Agreement, and (iv) make certain other amendments as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                                                    AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendments to Section 1.1:  Certain Defined Terms.

A.            Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“Additional Term Loan Commitment” means the commitment of a Lender to make or maintain Additional Term Loans pursuant to the second sentence of subsection 2.1A(i) and “Additional Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Additional Term Loans” means the Term Loans made by certain Lenders to Company on or about the Second Amendment Effective Date pursuant to the second sentence of subsection 2.1A(i).

“Original Term Loan Commitment” means a Term Loan Commitment existing on the Closing Date.

“Second Amendment” means that certain Second Amendment to this Agreement, dated as of October 7, 2005.

“Second Amendment Effective Date” means the date the conditions to funding the Additional Term Loans are satisfied in accordance with the Second Amendment to this Agreement.

“Second Lien Second Amendment” means the Second Amendment to Term Loan Agreement dated as of October 7, 2005 by and among Holdings, Company, the financial institutions party thereto, and BNP Paribas, as administrative agent for Lenders.

“Special Dividend Payment” means the application by the Company of the proceeds of the Additional Term Loans and the additional Second Lien Term Loans contemplated by the Second Lien Second Amendment on or about the Second Amendment Effective Date towards a dividend by the Company to Holdings in an aggregate amount not to exceed $187,500,000, which Holdings in turn shall dividend to its shareholders.

B.            Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definition of the term set forth in quotation marks below and substituting therefor the following definition:

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash.

“Consolidated EBITDA” means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes paid or provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items (including, without limitation, non-cash effect of any purchase accounting, write-down of intangibles and marking hedges to market), (vii) non-cash employee compensation expenses, (viii) the CEO Payment Amount, (ix) Management Fees during such period, (x) any charges associated with the one-time write offs related to the Emeryville Lease and the Corporate Office Lease, provided that the aggregate amount of such charges included in this clause (x) shall not exceed $2,000,000, (xi) Transaction Costs and any other non-recurring or extraordinary Cash costs incurred in such period, provided that the aggregate amount of such other non-recurring or extraordinary Cash costs included in this clause (xi) shall not exceed $3,000,000 in any one Fiscal Year or $6,000,000 in the aggregate from and after the Closing Date, but only, in the case of clauses (ii)-(xi), to the extent deducted in the calculation of Consolidated Net Income, less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.  Notwithstanding anything contained herein to the contrary, the creation and reversal of reserves in the ordinary course of business shall not constitute non-cash items for purposes of calculating Consolidated EBITDA.

“Second Lien Term Loan Agreement” means the Term Loan Agreement dated as of February 18, 2005, by and among Holdings, Company, the financial institutions party thereto and BNP Paribas, as administrative agent, as amended by the First Amendment to Term Loan Agreement dated as of July 21, 2005, the Second Lien Second Amendment, and any replacement agreement or facility existing at any time and permitted pursuant to the terms hereof; provided that the lenders party to such replacement agreement or facility expressly agree to be bound by the Intercreditor Agreement or enter into an intercreditor agreement in form and substance satisfactory to Administrative Agent and the Requisite Lenders.

1.2          Amendment to Subsection 2.1A: Commitments.

Subsection 2.1A(i) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(i)  Term Loans.  Each Lender that has an Original Term Loan Commitment severally agrees to lend to Company on the Closing Date an amount not exceeding its Original Term Loan Commitment to be used for the purposes identified in subsection 2.5A.  Each Lender that has an Additional Term Loan Commitment severally agrees to lend to Company on or about the Second Amendment Effective Date an amount not exceeding its Additional Term Loan Commitment to be used for the purposes identified in subsection 2.5A.  The amount of each Lender’s Term Loan Commitment shall be set forth in the Register and the aggregate amount of the Term Loan Commitments is $251,000,000 (consisting of Original Term Loan Commitments in the aggregate amount of $155,000,000, plus Additional Term Loan Commitments in the aggregate amount of $96,000,000); provided that the Term Loan Commitments of each Lender shall be adjusted to give effect to any assignments of such Term Loan Commitments pursuant to subsection 10.1B.  Company may make only one borrowing under the Original Term Loan Commitments on the Closing Date, and only one borrowing under the Additional Term Loan Commitments on or about the Second Amendment Effective Date.  Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.”.

1.3          Amendment to Subsection 2.2A: Rate of Interest.

Subsection 2.2A(i) of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

Consolidated Leverage Ratio	LIBOR Margin	Base Rate Margin
Greater than or equal to 3.50:1.00	3.00%	2.00%
Greater than or equal to 2.75:1:00 but less than 3.50:1.00	2.75%	1.75%
Less than 2.75:1.00	2.50%	1.50%

1.4                               Amendment to Subsection 2.4A: Scheduled Payments of Term Loans.

Subsection 2.4A of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

Date	Scheduled Repayment
June 30, 2005	$2,000,000
September 30, 2005	$2,000,000
December 31, 2005	$3,166,667
March 31, 2006	$3,166,667
June 30, 2006	$3,166,667
September 30, 2006	$3,166,667
December 31, 2006	$3,166,667
March 31, 2007	$3,166,667
June 30, 2007	$3,166,667
September 30, 2007	$3,166,667
December 31, 2007	$3,166,667
March 31, 2008	$3,166,667
June 30, 2008	$3,166,667
September 30, 2008	$3,166,667
December 31, 2008	$3,166,667
March 31, 2009	$3,166,667
June 30, 2009	$3,166,667
September 30, 2009	$3,166,667
December 31, 2009	$3,166,667
March 31, 2010	$3,166,667
June 30, 2010	$3,166,667
September 30, 2010	$3,166,667
December 31, 2010	$3,166,667
March 31, 2011	$3,166,667
June 30, 2011	$44,333,333
September 30, 2011	$44,333,333
December 31, 2011	$44,333,333
Stated Maturity Date	$44,333,327
TOTAL:	$251,000,000

1.5                               Amendment to Subsection 2.5: Use of Proceeds.

Subsection 2.5A of the Credit Agreement is hereby amended by inserting the following at the end thereof:

“The proceeds of the Additional Term Loans, together with $91,500,000 in proceeds of the additional Second Lien Term Loans funded pursuant to the Second Lien Second Amendment, shall be applied by Company (i) to make the Special Dividend Payment and (ii) to pay for fees and expenses incurred in connection with the Second Amendment and the Second Lien Second Amendment.”.

1.6                               Amendment to Subsection 6.10: Interest Rate Protection.

Subsection 6.10 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.10        Interest Rate Protection.

At all times after March 31, 2006, Company shall maintain in effect for three years after the Closing Date one or more Interest Rate Agreements in an aggregate notional principal amount of not less than 40% of the aggregate principal amount of the Term Loans and the Second Lien Term Loans outstanding, each such Interest Rate Agreement to be in form and substance satisfactory to Administrative Agent; provided that Company shall not be obligated to maintain in effect any such Interest Rate Agreements at any time that the Applicable Consolidated Leverage Ratio is less than or equal to 2.00:1:00.  For purposes of clarification, while the above described Interest Rate Agreements are required to be maintained during the above described periods, each individual Interest Rate Agreement is not required to be of such duration.”.

1.7                               Amendment to Subsection 7.1: Indebtedness.

A.            Subsection 7.1(vi) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(vi)  Company and its Subsidiaries may become liable with respect to the Second Lien Term Loans made pursuant to the Second Lien Term Loan Agreement in an aggregate principal amount not to exceed $146,000,000;”.

B.            Subsection 7.1(viii) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(viii)      Foreign Subsidiaries of Company may become and remain liable with respect to additional Indebtedness to finance working capital and otherwise in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;”

1.8                               Amendment to Subsection 7.3:  Investments; Acquisitions.

Subsection 7.3(xii) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(xii)        Company and the Subsidiary Guarantors may make and own Investments in Foreign Subsidiaries, provided that the amount of all such Investments made from and after the Closing Date minus the amount of all cash dividends, distributions and other payments received by Company or any of the Subsidiary Guarantors in respect of such Investments after the Closing Date shall not at any time exceed $10,000,000;”

1.9                               Amendment to Subsection 7.5:  Restricted Junior Payments.

A.            Subsection 7.5 of the Credit Agreement is hereby amended by deleting clause (v) in its entirety and substituting the following therefor:

“(v) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to repurchase Holdings Capital Stock (or any options rights to acquire such Capital Stock) from any former or current employee of Holdings or its Subsidiaries so long as the aggregate amount of all such repurchases shall not exceed $5,000,000 in any Fiscal Year and shall not exceed $10,000,000 in the aggregate, and Holdings may repurchase such Capital Stock using the proceeds of such Restricted Junior Payments by Company or, if such Restricted Payments are not made by Company in sufficient amounts to effect such repurchase, Holdings may issue promissory notes in exchange for such Capital Stock and may subsequently redeem such promissory notes,”.

B.            Subsection 7.5 of the Credit Agreement is hereby further amended by adding the following at the end thereof:

“, and (viii) Company may, on the Second Amendment Effective Date or within three (3) Business Days thereafter, make a dividend to Holdings in the amount of the Special Dividend Payment, and Holdings may make a dividend in the amount of the Special Dividend Payment to its shareholders (it being understood that Restricted Junior Payments permitted under this subsection 7.5 are not in any way restricted by the provisions of subsection 7.7 or subsection 7.9).”.

1.10                        Amendments to Subsection 7.6: Financial Covenants.

A.            Subsection 7.6A of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“A.          Minimum Cash Interest Coverage Ratio.  Company shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

Period ending	Minimum Cash Interest Ratio

Second Fiscal Quarter 2005	2.70:1.00
Third Fiscal Quarter 2005	2.70:1.00
Fourth Fiscal Quarter 2005	1.75:1.00
First Fiscal Quarter 2006	2.00:1.00
Second Fiscal Quarter 2006	2.00:1.00
Third Fiscal Quarter 2006	2.00:1.00
Fourth Fiscal Quarter 2006	2.00:1.00
First Fiscal Quarter 2007	2.00:1.00
Second Fiscal Quarter 2007	2.15:1.00
Third Fiscal Quarter 2007	2.25:1.00
Fourth Fiscal Quarter 2007	2.25:1.00
First Fiscal Quarter 2008	2.30:1.00
Second Fiscal Quarter 2008	2.50:1.00
Third Fiscal Quarter 2008	2.50:1.00
Fourth Fiscal Quarter 2008	2.50:1.00
First Fiscal Quarter 2009 and each Fiscal Quarter thereafter	2.75:1.00

For purposes of calculating compliance with the Minimum Cash Interest Coverage Ratio covenant set forth in this subsection 7.6A for the period from the Second Amendment Effective Date though the first anniversary of the Second Amendment Effective Date, Consolidated Cash Interest Expense shall be calculated as of any date of determination by multiplying Consolidated Cash Interest Expense from the Second Amendment Effective Date through such date of determination by a fraction the numerator of which is 365 and the denominator of which is the number of days elapsed since the Second Amendment Effective Date as of such date of determination.”

B.            Subsection 7.6B of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“B.          Minimum Fixed Charge Coverage Ratio.  Company shall not permit the ratio of (i) the sum of (a) Consolidated EBITDA minus (b) cash Consolidated Capital Expenditures (other than Permitted Equity Contribution Capex) to (ii) Consolidated Fixed Charges, for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

Period ending	Minimum Fixed Charge Coverage Ratio

Second Fiscal Quarter 2005	1.05:1.00
Third Fiscal Quarter 2005	1.05:1.00
Fourth Fiscal Quarter 2005	1.00:1.00
First Fiscal Quarter 2006	1.00:1.00
Second Fiscal Quarter 2006	1.00:1.00
Third Fiscal Quarter 2006	1.00:1.00
Fourth Fiscal Quarter 2006	1.00:1.00
First Fiscal Quarter 2007	1.00:1.00
Second Fiscal Quarter 2007	1.05:1.00
Third Fiscal Quarter 2007	1.05:1.00
Fourth Fiscal Quarter 2007	1.05:1.00
First Fiscal Quarter 2008 and each Fiscal Quarter thereafter	1.10:1.00

For purposes of calculating compliance with the Minimum Fixed Charge Coverage Ratio covenant set forth in this subsection 7.6B for the period from the Closing Date though the day immediately preceding the Second Amendment Effective Date, the component of such calculation consisting of or including (i) (1) scheduled principal payments in respect of Consolidated Total Debt and (2) Consolidated Cash Interest Expense, shall be calculated as of any date of determination occurring prior to the Second Amendment Effective Date by multiplying such component from the Closing Date through such date of determination by a fraction the numerator of which is 365 and the denominator of which is the number of days elapsed since the Closing Date as of such date of determination and (ii) “provisions for taxes based on income” shall be deemed to be $2,461,000 for the second Fiscal Quarter of 2004, $2,444,000 for the third Fiscal Quarter of 2004, and  $5,028,000 for the fourth Fiscal Quarter of 2004.  For purposes of calculating compliance with the Minimum Fixed Charge Coverage Ratio covenant set forth in this subsection 7.6B for the period from the Second Amendment Effective Date though the first anniversary of the Second Amendment Effective Date, the component of such calculation consisting of or including (1) scheduled principal payments in respect of Consolidated Total Debt, (2) Consolidated Cash Interest Expense and (3) taxes based on income and payable in cash, shall be calculated as of any date of determination occurring on or after the Second Amendment Effective Date by multiplying such component from the Second Amendment Effective Date through such date of determination by a fraction the numerator of which is 365 and the denominator of which is the number of days elapsed since the Second Amendment Effective Date as of such date of determination.”

C.            Subsection 7.6C of the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and substituting the following therefor:

Period ending	Maximum Leverage Ratio

Second Fiscal Quarter 2005	4.75:1.00
Third Fiscal Quarter 2005	4.75:1.00
Fourth Fiscal Quarter 2005	5.90:1.00
First Fiscal Quarter 2006	5.75:1.00
Second Fiscal Quarter 2006	5.50:1.00
Third Fiscal Quarter 2006	5.50:1.00
Fourth Fiscal Quarter 2006	5.25:1.00
First Fiscal Quarter 2007	5.00:1.00
Second Fiscal Quarter 2007	5.00:1.00
Third Fiscal Quarter 2007	4.75:1.00
Fourth Fiscal Quarter 2007	4.50:1.00
First Fiscal Quarter 2008	4.25:1.00
Second Fiscal Quarter 2008	4.10:1.00
Third Fiscal Quarter 2008	4.00:1.00
Fourth Fiscal Quarter 2008	4.00:1.00
First Fiscal Quarter 2009	3.50:1.00
Second Fiscal Quarter 2009	3.50:1.00
Third Fiscal Quarter 2009	3.50:1.00
Fourth Fiscal Quarter 2009	3.50:1.00
First Fiscal Quarter 2010	3.00:1.00
Second Fiscal Quarter 2010	3.00:1.00
Third Fiscal Quarter 2010	3.00:1.00
Fourth Fiscal Quarter 2010	3.00:1.00
First Fiscal Quarter 2011 and each Fiscal Quarter thereafter	2.75:1.00

1.11                        Amendments to Subsection 7.8: Consolidated Capital Expenditures.

A.            Subsection 7.8 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“7.8        Consolidated Capital Expenditures.

Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures (other than a Permitted Equity Contribution Capex) in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the “Maximum Consolidated Capital Expenditures Amount”) set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, (but in no event more than $6,000,000) of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year; provided, further that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year:

Fiscal Year	Maximum Consolidated Capital Expenditures

2005	$10,000,000
2006	$12,000,000
2007	$12,000,000
2008	$12,000,000
2009	$12,000,000
2010	$15,000,000
2011	$16,000,000”

SECTION 2.                                                    REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this Amendment, Company and Holdings each represents and warrants to each Lender and Administrative Agent that the following statements are true, correct and complete:

(i)            each of Company and Holdings has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”);

(ii)           the execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and Holdings;

(iii)          the execution and delivery by Company and Holdings of this Amendment and the performance by Company and Holdings of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings, Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings, Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings, Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings, Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and other Liens permitted under the Amended Agreement), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings, Company or any of its Subsidiaries, except for with respect to the foregoing clauses (i) , (ii) and (iv)  above, such violations, conflicts, breaches, defaults or failures to obtain approvals or consents which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(iv)          the execution and delivery by Company of this Amendment and the performance by Holdings and Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for registrations, consents, approvals, notices and other actions the failure to obtain or take have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v)           this Amendment and the Amended Agreement have been duly executed and delivered by Company and Holdings and are the legally valid and binding obligations of Company and Holdings, enforceable against Company and Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(vi)          the representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and the Second Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and

(vii)         no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 3.                 ACKNOWLEDGEMENT AND CONSENT

Each of Company, Holdings and each Subsidiary Guarantor (each individually a “Credit Support Party” and collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 4.                                                    CONDITIONS TO EFFECTIVENESS

Except as set forth below, this Amendment shall become effective only upon the satisfaction of the following conditions precedent (the “Closing Conditions”):

A.            Corporate Documents.  On or before the Second Amendment Effective Date, Company shall and shall cause each other Credit Support Party to deliver to Lenders (or to Administrative Agent for Lenders with sufficient executed copies, where appropriate, for each Lender and its counsel), with respect to Company or such other Credit Party, as the case may be, a Secretary’s Certificate, in form and substance reasonably satisfactory to Administrative Agent and dated the Second Amendment Effective Date, certifying that (1) the Organizational

Documents of Company, (2) the resolutions of the Board of Directors of Company and each other Credit Support Party and (3) the signature and incumbency certificate of Company and each other Credit Support Party, in each case, as delivered to Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date.

B.            Opinion of Counsel.  Lenders and their respective counsel (or Administrative Agent on behalf of Lenders and their respective counsel) shall have received executed copies of one or more favorable written opinions of Latham & Watkins LLP, counsel for Loan Parties in form and substance reasonably satisfactory to Administrative Agent and its counsel and dated as of the Second Amendment Effective Date.

C.            Amendment of Second Lien Term Loan Agreement.  Administrative Agent shall have received a written amendment of the Second Lien Term Loan Agreement executed by Holdings, Company, Requisite Lenders under the Second Lien Term Loan Agreement and BNP Paribas, as administrative agent, in form and substance satisfactory to Administrative Agent, which amendment shall be in form substantially similar to this Amendment.

D.            Litigation.  No action, suit, investigation, litigation or proceeding by any entity (private or governmental) before any court, arbitration or governmental authority shall be pending or, to the knowledge of Holdings, Company or their respective Subsidiaries, threatened with respect to this Amendment, any other Loan Document, any other Related Agreement or any other documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which could reasonably be expected to have a Material Adverse Effect.

E.             Certificate Regarding Financial Conditions.  On the Second Amendment Effective Date, Company shall have delivered to Administrative Agent an Officer’s Certificate executed by the chief financial officer of Company certifying that (i) for the twelve-month period ending August 31, 2005, the ratio of (A) Consolidated Total Debt (minus all Cash and Cash Equivalents held by any Loan Party on the last day of such period subject to a First Priority Lien) as at such date to (B) Consolidated EBITDA for such period, calculated on a pro forma basis to give effect to this Amendment, the Additional Term Loans, the Second Lien Second Amendment and the additional Second Lien Term Loans contemplated by the Second Lien Second Amendment does not exceed 5.25:1.00, together with calculations demonstrating the foregoing in form and substance reasonably satisfactory to Administrative Agent, and (ii) no Potential Event of Default or Event of Default has occurred and is continuing.

F.             Completion of Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

G.            Fees and Expenses.  Administrative Agent shall have received all of Administrative Agent’s reasonable costs and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent (including, without limitation, the reasonable fees and disbursements of O’Melveny & Myers LLP) in connection with this Amendment and the documents and transactions related hereto, and any fees separately agreed upon between Company and Administrative Agent.

H.            No Material Adverse Effect.  Since December 31, 2004, there shall not have occurred (i) a material adverse effect upon the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings, Company and its subsidiaries, taken as a whole or (ii) a material adverse effect on the ability of Holdings, Company or any of its subsidiaries executing a Loan Document to perform, or of Administrative Agent or any Lender to enforce, the obligations under the Loan Documents.

I.              Notification of Execution.  Receipt by Administrative Agent and Company of written or telephonic notice that Company, Holdings, the Lenders and each of the Credit Support Parties has executed this Amendment and authorized its delivery.

Notwithstanding anything herein to the contrary, the amendments to the Credit Agreement set forth in subsections 1.4, 1.7, 1.8, 1.9, 1.10 and 1.11 of this Amendment shall become effective only upon the satisfaction of all the Closing Conditions and the Funding Condition (as defined below) and the funding of the Additional Term Loans.

SECTION 5.                                                    CONDITION TO FUNDING

The obligation of any Lender to make Additional Term Loans shall be conditioned on the satisfaction of all funding conditions set forth in Section 4.2 of the Credit Agreement with respect to the Additional Term Loans and the receipt by Administrative Agent and Company of written or telephonic notice that Company, Holdings, the Lenders, Lenders providing Additional Term Loan Commitments aggregating $96,000,000, and each of the Credit Support Parties has executed this Amendment and authorized its delivery (the “Funding Condition”).

SECTION 6.                                                    MISCELLANEOUS

A.            Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

B.            Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.            Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

D.            Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

MD BEAUTY, INC.

By:	/s/ LESLIE A. BLODGETT
Name:	Leslie A Blodgett
Title:	President, Chief Executive Officer and Secretary

HOLDINGS:

STB BEAUTY, INC.

By:	/s/ LESLIE A. BLODGETT
Name:	Leslie A Blodgett
Title:	President and Chief Executive Officer

CREDIT SUPPORT PARTIES:

(for purposes of Section 3)

STB BEAUTY, INC.

By:	/s/ LESLIE A. BLODGETT
Name:	Leslie A Blodgett
Title:	President and Chief Executive Officer

BARE ESCENTUALS, INC.
BIOCEUTIX INC.
ID DIRECT, INC.
MD BEAUTY SALES, INC.

By:	/s/ LESLIE A. BLODGETT
Name:	Leslie A Blodgett
Title:	President, Chief Executive Officer and Secretary

LENDERS:

BNP PARIBAS,
individually and as Administrative Agent

By:	/s/ CECILE SCHERER
Name:	Cecile Shcerer
Title:	Director, Merchant Banking Group

By:	/s/ AMY KIRCHNER
Name:	Amy Kirschner
Title:	Director

VAN KAMPEN
SENIOR INCOME TRUST
By: Van Kampen Asset Management

By:	/s/ CHRISTINA JAMIESON
Name:	Christina Jamieson
Title:	Executive Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

VAN KAMPEN
SENIOR LOAN FUND
By: Van Kampen Asset Management

By:	/s/ CHRISTINA JAMIESON
Name:	Christina Jamieson
Title:	Executive Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Stanfield Carrera CLO, Ltd.
By: Stanfield Capital Partners LLC
as its Asset Manager

By:	/s/ CHRISTOPHER E. JANSEN
Name:	Christopher E. Jansen
Title:	Managing Partner

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Stanfield Arbitrage CDO, Ltd.
By: Stanfield Capital Partners LLC
as its Collateral Manager

By:	/s/ CHRISTOPHER E. JANSEN
Name:	Christopher E. Jansen
Title:	Managing Partner

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Stanfield Vantage CLO, Ltd
By: Stanfield Capital Partners, LLC
as its Asset Manager

By:	/s/ CHRISTOPHER E. JANSEN
Name:	Christopher E. Jansen
Title:	Managing Partner

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Stanfield Bristol CLO, Ltd.
By: Stanfield Capital Partners LLC
as it Collateral Manager

By:	/s/ CHRISTOPHER E. JANSEN
Name:	Christopher E. Jansen
Title:	Managing Partner

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

CIT LENDING SERVICES
CORPORATION

By:	/s/ MICHAEL L. LAMANES
Name:	Michael L. LaManes
Title:	Authorized Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

CIBC Inc.

By:	/s/ GERALD GIRARDI
Name:	Gerald Girardi
Title:	Authorized Signatory
CIBC Inc.

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

OWS CLO I Ltd.

By:	/s/ DEAN STEPHAN
Name:	Dean Stephan
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

ACA CLO 2005-1, Limited	[NAME OF LENDER]

ACA Management, LLC as
Investment Advisor	By:	/s/ VINCENT INGATO
	Name:	Vincent Ingato
	Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

CYPRESSTREE CLAIF FUNDING LLC

By:	/s/ M. CRISTINA HIGGINS
Name:	M. Cristina Higgins
Title:	Assistant Vice President

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Mountain Capital CLO II Ltd.
[NAME OF LENDER]

By:	/s/ JONATHAN DIETZ
Name:	Jonathan Dietz
Title:	Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

GSC PARTNERS CDO FUND V, LIMITED

By: GSCP (NJ), L,P., as Collateral Manager

By:	/s/ ALEXANDER B. WRIGHT
Name:	Alexander B. Wright
Title:	Authorized Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans, Any such commitment would be expressed in a separate commitment letter or other written agreement.

GSC PARTNERS CDO FUND IV, LIMITED

By: GSCP (NJ), L,P., as Collateral Manager

By:	/s/ ALEXANDER B. WRIGHT
Name:	Alexander B. Wright
Title:	Authorized Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans, Any such commitment would be expressed in a separate commitment letter or other written agreement.

GSC PARTNERS GEMINI FUND LIMITED

By: GSCP (NJ). L.P., as Collateral Monitor
By. GSCP (NJ), INC., its General Partner

By:	/s/ ALEXANDER B. WRIGHT
Name:	Alexander B. Wright
Title:	Authorized Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

The Governor and Company of the Bank of Ireland

By:	/s/ JOHN O’CONNOR
Name:	John O’Connor
Title:	Authorised Signatory

By:	/s/ NIAMH MURPHY
Name:	Niamh Murphy
Title:	Authorised Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

NAVIGATOR CDO 2003, LTD.
By Antares Asset Management Inc. as Collateral Manager

By:	/s/ JOHN G. MARTIN
Name:	John G. Martin
Title:	Vice President

NAVIGATOR CDO 2004, LTD.
By Antares Asset Management Inc. as Collateral Manager

By:	/s/ JOHN G. MARTIN
Name:	John G. Martin
Title:	Vice President

NAVIGATOR CDO 2005, LTD.
By Antares Asset Management Inc. as Collateral Manager

By:	/s/ JOHN G. MARTIN
Name:	John G. Martin
Title:	Vice President

The Lender’s execution of this Amendment signifies : only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

HUDSON STRAITS CLO 2004, LTD.

By: GSO Capital Partners LP as Collateral Manager

By:	/s/ MELISSA MARANO
Name:	Melissa Marano
Title:	Authorized Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Gale Force I CLO, Ltd.
By: CSO Capital Partners LP as Collateral Manager

By:	/s/ MELISSA MARANO
Name:	Melissa Marano
Title:	Authorized Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans, Any such commitment would be expressed in a separate commitment letter or other written agreement.

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO I, LTD., or an affiliate

By:	/s/ KELLI C. MARTI
Name:	KELLI C. MARTI
Title:	VICE PRESIDENT

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO II, LTD., or an affiliate

By:	/s/ KELLI C. MARTI
Name:	KELLI C. MARTI
Title:	VICE PRESIDENT

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Denali Capital LLC, managing member of DC Funding Partners, portfolio manager for DENALI CAPITAL CLO III, LTD., or an affiliate

By:	/s/ KELLI C. MARTI
Name:	KELLI C. MARTI
Title	VICE PRESIDENT

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans, Any such commitment would be expressed in a separate commitment letter or other written agreement.

Denali Capital LLC, managing member of DC Funding Partners LLC, portfolio manager for DENALI CAPITAL CLO IV, LTD., or an affiliate

By:	/s/ KELLI C. MARTI
Name:	KELLI C. MARTI
Title:	VICE PRESIDENT

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

By:	/s/ [ILLEGIBLE]
Name:
Title:

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans, Any such commitment would be expressed in a separate commitment letter or other written agreement.

Whitney Private Debt Fund, L.P.

By:	/s/ KEVIN J. CURLEY
Name	Kevin J. Curley
Title:	Authorized Signatory

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

LightPoint CLO III, Ltd.

By:	/s/ TIMOTHY S. VAN KIRK
Name:	Timothy S. Van Kirk
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Vista Leveraged Income Fund

By its investment advisor, MJX Asset
Management LLC

By:	/s/ MARTIN DAVEY
Name:	Martin Davey
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Venture IV CDO Limited

By its investment advisor, MJX Asset
Management LLC

By:	/s/ MARTIN DAVEY
Name:	Martin Davey
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Venture III CDO Limited

By its investment advisor, MJX Asset
Management LLC

By:	/s/ MARTIN DAVEY
Name:	Martin Davey
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Venture II CDO 2002 Limited

By its investment advisor, MJX Asset
Management LLC

By:	/s/ MARTIN DAVEY
Name:	Martin Davey
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Venture CDO 2002 Limited

By its investment advisor, MJX Asset
Management LLC

By:	/s/ MARTIN DAVEY
Name:	Martin Davey
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Atrium IV

By:	/s/ DAVID H. LERNER
Name:	DAVID H. LERNER
Title:	AUTHORIZED SIGNATORY

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Madison Park Funding I, Ltd.

By:	/s/ DAVID H. LERNER
Name:	DAVID H. LERNER
Title:	AUTHORIZED SIGNATORY

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Atrium II

By:	/s/ DAVID H. LERNER
Name:	DAVID H. LERNER
Title:	AUTHORIZED SIGNATORY

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Oppenheimer Senior Floating Rate Fund

By:	/s/ SUSANNA EVANS
Name:	Susanna Evans
Title:	Manager

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

ING PRIME RATE TRUST
By: ING Investment Management Co.
as its investment manager

By:	/s/ BRIAN S. HORTON
Name:	Brian S. Horton
Title:	Vice President

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Investors Bank & Trust Company as Sub-Custodian Agent of CypressTree International Loan Holding Company Limited

By:	/s/ PRESTON I. CARNES, JR.
Name:	Preston I. Carnes, Jr.
Title:	Managing Director

By:	/s/ MARTHA HADELER
Name:	Martha Hadeler
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

Hewett’s Island CLO II, Ltd.
By: CypressTree Investment Management Company, Inc.,
as Portfolio Manager

By:	/s/ PRESTON I CARNES, JR.
Name:	Preston I Carnes, Jr.
Title:	Managing Director

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

MORGAN STANLEY PRIME INCOME TRUST

By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	VICE PRESIDENT

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

AIB Debt Management Limited

By:	/s/ MARGARET BRENNAN
Name:	Margaret Brennan
Title:	Senior Vice President

/s/ GREGORY J. WISKE
Gregory J. Wiske
Vice President

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

ING SENIOR INCOME FUND
By:	ING Investment Management Co. as its investment manager

By:	/s/ BRIAN S. HORTON
Narne:	Brian S. Horton
Title:	Vice President

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

ULT CBNA Loan Fauding LLC, for itself or
as agent for ULT CFPI Loan Funding LLC.

By:	/s/ BEATA KONOPKO
Name:	BEATA KONOPKO
Title:	AS ATTORNEY-IN-FACT

The Tender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

[NAME OF LENDER]
Whitehorse II Ltd.

By:	Whitehorse Capital Partners LP
as Collateral manager.

By:	/s/ ETHAN UNDERWOOD
Name:	Ethan Underwood
Title:	Portfolio Manager

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.

[NAME OF LENDER]
Lincoln National Life Insurance Company

By:	/s/ ROSANNE KROPP
Name:	Rosanne Kropp
Title:	Vice President, Portfolio Manager

The Lender’s execution of this Amendment signifies only the Lender’s consent to this Amendment, and does not constitute a commitment to provide any portion of the Additional Term Loans. Any such commitment would be expressed in a separate commitment letter or other written agreement.